EXHIBIT 10.3
GGEP Management, L.L.C.
GGEP Management (Bermuda) Ltd.
c/o Gilbert Global Equity Capital, L.L.C.
277 Park Avenue, 49th Floor
New York, New York 10172
August 18, 2009
CPM Holdings, Inc.
2975 Airline Circle
Waterloo, Iowa 50701

Re:	Amended and Restated Management and Advisory Services Agreement and Expense Sharing Agreement
Ladies and Gentlemen:
     Reference is made to (i) that certain letter agreement (the “Prior Advisory Agreement”), dated August 16, 2007, by and among GGEP Management, L.L.C. (“GGEP Domestic”), GGEP Management (Bermuda) Ltd. (“GGEP Bermuda”) and CPM Holdings, Inc. (“Holdings”); (ii) that certain letter agreement (the “Prior Services Agreement”), dated August 16, 2007, by and among GGEP Domestic, GGEP Bermuda, CPM Acquisition Corp. (“CPM”) and Crown Acquisition Corp. (“Crown” and together with Holdings and CPM, the “Companies”); and (iii) that certain Expense Sharing Agreement (the “Expense Sharing Agreement”), dated December [ ], 2008, by and between Holdings and Gilbert Global Equity Capital, LLC, a Delaware limited liability company (“GGEC” and together with GGEP Domestic and GGEP Bermuda, “Gilbert”). Effective as of the date hereof, this letter agreement (this “Second A&R MASA”) amends, restates and supersedes the Prior Advisory Agreement, the Prior Services Agreement and the Expense Sharing Agreement in their entirety.
     Gilbert is pleased to provide business, financial and strategic advisory services and financial advisory and operational performance monitoring services to the Companies during the term of the engagement.
     In consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Gilbert and the Companies hereby agree as follows:
     1. During the term of our engagement, Gilbert will provide the Companies with general business, financial and strategic advisory services and financial advisory and operational performance monitoring services which the Companies may reasonably request from time to time.

     2. Beginning with the calendar quarter beginning on October 1, 2009, and on each January 1, April 1, July 1 and October 1 thereafter, the Companies will pay Gilbert or, at GGEP Domestic’s request, Gilbert’s designee, a maintenance fee equal to six hundred twenty-five thousand dollars ($625,000), to be allocated in accordance with GGEP Domestic’s instructions.
     3. Upon receipt of and in accordance with each invoice therefor, the Companies shall reimburse Gilbert, or Gilbert’s designee, for all expenses incurred by Gilbert personnel or personnel serving the Companies at Gilbert’s request in connection with attending meetings of the Board of Directors (including meetings of committees thereof) of the Companies or any of their affiliates.
     4. If at any time prior to the termination of this Second A&R MASA in accordance with paragraph 6 hereof, the Companies decide to engage the services of a financial advisor in connection with any material financial or strategic transaction, including, without limitation, (i) any offering of the securities of the Companies or any of their subsidiaries (each a “Subsidiary”), (ii) any sale of a majority of the equity interests in or all or substantially all of the assets of the Companies or a Subsidiary and (iii) any acquisition by Holdings or a Subsidiary of a majority of the equity interests in or all or substantially all of the assets of any company or entity (each of the foregoing, a “Transaction”), then the Companies will engage Gilbert as such financial advisor.
     5. The fee payable to Gilbert, or, at GGEP Domestic’s request, any designee of Gilbert, in connection with any engagement pursuant to paragraph 4 hereof shall be equal to an amount determined by Gilbert (which amount shall not be more than 2.5% of the Aggregate Transaction Value for the Transaction at issue). For purposes hereof, the term “Aggregate Transaction Value” shall mean (i) with respect to any acquisition of all or a portion of Holdings or a Subsidiary, an amount equal to the sum of the fair market value (as determined by Gilbert in good faith) of any securities issued and any other non-cash consideration delivered and any cash consideration paid to Holdings or a Subsidiary or any of their stockholders in connection with the Transaction and the amount of all indebtedness of Holdings or a Subsidiary that is assumed or acquired by a purchaser or retired or defeased in connection with the Transaction, (ii) with respect to any offering of securities by Holdings, or a Subsidiary, the gross proceeds of such offering, (iii) with respect to any acquisition by Holdings or a Subsidiary of all or a portion of any company or any entity, an amount equal to the sum of the fair market value (as determined by Gilbert in good faith) of any securities issued and any other non-cash consideration delivered by Holdings or a Subsidiary or any of their stockholders and any cash consideration paid by Holdings or a Subsidiary or any of their stockholders in connection with the Transaction and the amount of all indebtedness of Holdings or a Subsidiary that is incurred in connection with the Transaction or (iv) with respect to any other form of Transaction, the aggregate value of such Transaction as determined by Holdings and Gilbert in good faith. The Company will also reimburse Gilbert or any designee for all third-party fees and out-of-pocket expenses incurred by Gilbert directly in connection with any Transaction or potential Transaction to which the engagement in Section 4 relates.
     6. This Second A&R MASA shall automatically terminate and be of no further force or effect on the earliest of (i) August 18, 2017 (the “Termination Date”), (ii) such date as GGEP/CPM Holdings, LLC (“GGEP/CPM”), together with each other fund or partnership controlled by or under common control with GGEP Investments, L.L.C., ceases to own, in the aggregate, at least thirty percent (30%) of the Common Stock of Holdings originally acquired by them pursuant to the Stock Purchase Agreement, dated December 31, 2003, between GGEP/CPM, Holdings and certain other parties (subject to any splits, combinations, reclassifications or similar transactions affecting such Common Stock) and (iii) the date of any Company’s initial public offering.
     7. This Second A&R MASA shall inure to the benefit of and be binding upon the successors and assigns of each of the parties.
     8. This Second A&R MASA shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof.
     9. No waiver, amendment or other modification of this Second A&R MASA shall be effective unless in writing and signed by each party hereto.
     10. This Second A&R MASA may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
[Signatures next page]

     This Second A&R MASA is effective as of the date first written above. Please confirm that the foregoing correctly sets forth our agreement by signing and returning to us the enclosed duplicate of this Second A&R MASA.

Very truly yours, GGEP MANAGEMENT, L.L.C.
By:	/s/ Richard W. Gaenzle, Jr.
	Name:	Richard W. Gaenzle, Jr.
	Title:	Authorized Signatory

GGEP MANAGEMENT (BERMUDA) LTD.
By:	/s/ Richard W. Gaenzle, Jr.
	Name:	Richard W. Gaenzle, Jr.
	Title:	Authorized Signatory

GILBERT GLOBAL EQUITY CAPITAL LLC
By:	/s/ Richard W. Gaenzle, Jr.
	Name:	Richard W. Gaenzle, Jr.
	Title:	Authorized Signatory

AGREED AND ACCEPTED:

CPM HOLDINGS, INC.

By:	/s/ Douglas Ostrich Name: Douglas Ostrich
Title: Secretary

CPM ACQUISITION CORP.

By:	/s/ Douglas Ostrich Name: Douglas Ostrich
Title: Secretary

CROWN ACQUISITION CORP.

By:	/s/ Douglas Ostrich Name: Douglas Ostrich
Title: Secretary